UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 10, 2003

Hines Horticulture, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24439	33-0803204
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

12621 Jeffrey Road, Irvine, California 92620

(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code:    (949) 599-4444

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events

In May 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 145, “Rescission of SFAS Nos. 4, 44, and 64, Amendment of SFAS 13 and Technical Corrections” (“SFAS 145”), which is effective for fiscal years beginning after May 15, 2002. SFAS 145, among other things, addresses financial accounting and reporting for the extinguishments of debts, leases and intangible assets of motor carriers.

The Company adopted SFAS No. 145 on January 1, 2003 and reclassified the loss on debt extinguishment previously reported as an extraordinary item as of June 30, 2002 of $1,026,000, net of $713,000 tax benefit, to continuing operations. The financial statements of the Company for the years ended December 31, 2002, 2001 and 2000 modified solely to reflect this reclassification are filed as Exhibit 99.1 to this Current Report and are incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Consolidated Financial Statements of the Company for the Years Ended December 31, 2002, 2001 and 2000

Item	12. Results of Operations and Financial Condition

The information furnished in “Item 5. Other Events” of this Current Report constitutes an announcement of historical financial information that is incorporated by reference into this “Item 12. Results of Operations and Financial Condition.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HINES HORTICULTURE, INC

Date: September 10, 2003	By:	/s/ CLAUDIA M. PIEROPAN
Claudia M. Pieropan Chief Financial Officer, Secretary and Treasurer